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                                                                   EXHIBIT 10.41
                                                                [EXECUTION COPY]











                         AGREEMENT OF PURCHASE AND SALE

                                 By and Between

                         ALTERRA HEALTHCARE CORPORATION
                     a Delaware corporation, as "Purchaser"

                                       and

                       MEDITRUST ACQUISITION COMPANY LLC,
                      a Delaware limited liability company,

                           NEW MEDITRUST COMPANY LLC,
                      a Delaware limited liability company,

                                       and

                             T and F PROPERTIES, LP,
                         a Delaware limited partnership,

                            collectively as "Seller"










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                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into effective as of the 30th day of November, 1999, by and between MEDITRUST ACQUISITION COMPANY LLC, a Delaware limited liability company, NEW MEDITRUST COMPANY LLC, a Delaware limited liability company, and T AND F PROPERTIES, LP, a Delaware limited partnership (hereinafter collectively referred to as "Seller"), and ALTERRA HEALTHCARE CORPORATION, a Delaware corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, one (1) of entities comprising Seller owns one (1) or more of the nineteen (19) assisted living and dementia care facilities being more particularly identified on Exhibit A, attached hereto and incorporated herein by reference (collectively, and as more particularly described in Paragraph 1 hereof, the "Facilities," as such term is more particularly defined below);

         WHEREAS, ALS Leasing, Inc., a Delaware corporation, and Assisted Living Properties, Inc., a Kansas corporation (collectively, the "Alterra Lessees") are the tenants in possession of the Facilities pursuant to certain Facility Lease Agreements executed and entered into between one (1) of the entities comprising Seller (or its predecessor) and one (1) of the Alterra Lessees, such Facility Lease Agreements being more particularly described on Exhibit B attached hereto and incorporated herein by reference (collectively, the "Existing Leases"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, each of the Facilities, upon and in accordance with the terms and conditions hereinafter set.

         NOW, THEREFORE, for and in consideration of the foregoing, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.       PURCHASE AND SALE OF FACILITIES.

         Upon and subject to the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, the following described property:

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         A. Real Property. Fee simple title in and to all those tracts or parcels of land described on Exhibit C attached hereto and made a part hereof (the "Land"), including, without limitation, (a) any and all buildings or structures located on the Land and all other Improvements (as hereinafter defined), (b) all easements appurtenant to the Land and other licenses, grants of right, privileges or other agreements appurtenant to the Land or for the benefit of or belonging to the Land regardless of whether situate upon the Land, and regardless of whether specifically referenced on Exhibit C attached hereto,
(c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights of Seller as the owner of the Land, if any, (d) all right, title and interest, if any, of Seller as the owner of the Land in and to any and all swales, strips and gores of land located on or adjacent to the Land,
(e) all right, title and interest of Seller as the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land, and (f) all rights of Seller, if any, as the owner of the Land to development of the Land appurtenant to the Land and granted by governmental entities having jurisdiction over the Land (the Land and all of the foregoing interests are sometimes hereinafter collectively referred to as the "Real Property").

         B. Residency Agreements. The interest of Seller, if any, in and to all residency agreements, entrance agreements and other agreements for use or occupancy of all or any portion of each of the Facilities entered into by all residents currently occupying beds or units in the Facilities (hereinafter collectively referred to as "Residents") (collectively, the "Residency Agreements").

         C. Leases. The interest of Seller, as lessor under the Existing Leases, together with all rights appurtenant thereto including without limitation any letters of credit or cash collateral posted as security for the Existing Leases (which are hereinafter collectively called the "Deposits"). The name of each current lessor (together with any original lessor entities) and each lessee under the Leases for each Facility, the date of each Lease, and the Deposits therefor, are set forth on Exhibit B.

         D. Improvements. All buildings, structures (surface and subsurface) and other improvements and fixtures situated on or attached to or constituting a portion of all or any portion of the Real Property (herein collectively referred to as the "Improvements").

         E. Personal Property. The interest of Seller, if any, in and to all personal property located at the Facilities and used or useable in connection with any present or future occupation, operation or maintenance of all or any part of the Real Property or the Improvements or both, together with (to the extent not constituting a portion of the Real Property or the Improvements) all fixtures, trade fixtures, furniture, furnishings, carpeting, draperies, linens, fittings, equipment, machinery, apparatus and appliances, now located on the Real Property or the Improvements or both and used or useable in connection with any present or future occupation or operation of all or any part of the Real Property or the Improvements or both, including, without limitation, all elevators, escalators, boilers, furnaces, heating, ventilating and air-conditioning systems, furnishings and equipment,






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building drawings, plans and specifications, building materials and wall partitions, sprinkler and well systems, sewerage systems, electrical equipment, fire prevention and extinguishing apparatus, engineering, maintenance, cooking, housekeeping and medical or therapeutical supplies and materials, mowers and edgers and other lawn maintenance equipment and supplies, vans, buses, automobiles or other motor vehicles, fuel and other supplies of all kinds whether used, unused or in stock for future use in connection with the occupation, maintenance or operation of the Facilities, which are on hand on the date hereof, subject to such depletion and including such resupplying as shall occur and which the Alterra Lessees are obligated to make pursuant to the Facility Leases in the ordinary course of operating the ongoing business at the Facilities (the aforesaid items are hereinafter collectively referred to as the "Personal Property").

         F. Service Contracts. The interest of Seller, if any, in and to any service, supply, development, construction, management, maintenance or other contracts for leasing, management, maintenance or operation of the Facilities (other than the Existing Leases), including, but not limited to, all leases by which equipment is leased and is located at the Facilities and used in connection with the occupation, operation or maintenance of the Facilities, and all operating files relating to all of the aforesaid (herein collectively referred to as the "Service Contracts"). A summary list of all Service Contracts in effect as of the date of this Agreement to which Seller is a party but to which the Alterra Lessees are not a party is attached hereto as Exhibit D and made a part hereof (the "List of Service Contracts").

         G. Operating Interests. Any other interest, if any, of Seller, in and to the Real Property and the Improvements or pertaining thereto (hereinafter collectively referred to as the "Operating Interests"), including, without limitation, any and all of the following:

                (i) The interest, if any, of Seller conducted at the Facilities as a going concern, including without limitation, any name or trade name by which the Improvements or the Facilities or any part thereof may be known (expressly excluding, however the name "Meditrust", the names of Seller and any affiliates of Seller and all derivations thereof) including, but not limited to names, if any, used on the date hereof in connection with the ownership and operation of the Facilities, and all registrations for such names, if any, and all intangible rights or interests associated with the Facility, including without limitation goodwill and going concern value, the registrations therefor and any and all marketing materials, promotional materials, letterhead, envelopes or other materials bearing such names and logos, if any;

                (ii) To the extent assignable or transferable, the interest of Seller, if any, in each and every bond, guaranty and warranty concerning the Improvements and the Personal Property, including, without limitation, any roofing, air conditioning, heating, elevator or other bond, guaranty and warranty relating to the construction, maintenance or replacement of the Improvements or any portion thereof;






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                (iii) The interest of Seller, if any, in and to all licenses, permits, accreditations, approvals and certificates used in or relating to the ownership, occupancy or operation of any part of the Facilities, to the extent and only to the extent the same can be assigned or transferred in accordance with applicable law (hereinafter collectively referred to as the "Permits"), including, without limitation, (a) any permit, license, accreditation or other approval necessary under applicable federal, state or local law in order to permit the operation of the Facilities as the type of Facility, and for the number of Residents, set forth with respect to each such Facility on Exhibit A and (b) any provider agreements with Medicaid, Medicare and any other third-party payor programs entered into with respect to the Facilities and any other requirement of any federal, state or local governmental agency or organization to qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered or supplied to any Resident; and

                (iv) Any appurtenant and reciprocal easements or other instruments affecting the Real Property, including all amendments and modifications and Seller's operating files, if any, relating thereto.

The Real Property, the Improvements, the Residency Agreements, the Existing Leases, the Service Contracts, the Personal Property and the Operating Interests related to and associated with a specific Facility are herein collectively referred to as the "Facility."

2.       PURCHASE PRICE FOR THE FACILITIES; EARNEST MONEY.

         A. Payment. Subject to adjustments as may be applicable pursuant to Paragraph 5 hereof, the purchase price for each Facility shall be as set forth on Exhibit E attached hereto and made a part hereof (each, the "Facility Purchase Price"). The Facility Purchase Price for a Facility shall be payable to Seller on the Facility Closing Date for such Facility in accordance with Paragraph 3 hereof, subject to the prorations and adjustments set forth herein, by wire transfer through the federal reserve system in immediately available funds to an account designated by Seller in advance. At each such Facility Closing, Seller hereby authorizes Purchaser to wire transfer such portion of the Facility Purchase Price as is necessary to satisfy any and all existing Monetary Encumbrances (as hereinafter defined) with respect to such Facility, all of which shall be paid and satisfied at such Facility Closing, including without limitation, the amount of the outstanding principal, accrued but unpaid outstanding interest, all prepayment penalties and all other sums owed or claimed in order to cause the holder of any Monetary Encumbrance secured by such Facility to release and satisfy all amounts due with respect thereto as of the Facility Closing Date directly to the holder of such Monetary Encumbrances.

         B. Allocation. Purchaser and Seller hereby agree that for purposes of reporting this transaction to the Internal Revenue Service the Facility Purchase Prices for each Facility shall be allocated entirely to the Real Property, and the Improvements, and no portion of the Facility Purchase Prices will be allocated to the Personal Property or the Operating Interests.




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         C. Earnest Money Deposit with Escrow Agent. Within ten (10) days after the date of this Agreement, Purchaser shall deposit into escrow the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as earnest money (which sum, together with all interest actually earned thereon, is hereinafter referred to collectively as the "Earnest Money") with an agent of Chicago Title Insurance Company at their national office in Atlanta, Georgia ("Escrow Agent"). The address, phone number and facsimile number for Escrow Agent is set forth in Paragraph 14 hereof. The Earnest Money shall be held and disbursed by Escrow Agent in accordance with the terms of this Agreement and shall be invested by Escrow Agent in an interest bearing account (and all such interest shall constitute part of the Earnest Money) that is fully insured by the Federal Deposit Insurance Corporation. Except as otherwise provided in this Agreement, the Earnest Money applicable to each Facility, which amount is set forth on Exhibit E, shall be paid to Seller at the respective Facility Closing and Purchaser shall receive a credit against the Facility Purchase Price in the amount thereof. In all instances where Purchaser is entitled to terminate this Agreement and receive a refund of the Earnest Money, Escrow Agent's receipt of a copy of Purchaser's termination notice to Seller shall constitute full authorization for Escrow Agent to release the Earnest Money to Purchaser unless Seller gives written objection to such disbursement in writing to Purchaser and Title Company within three (3) Business Days of receipt of such termination notice. In all other instances (other than Closing), Escrow Agent must receive the joint written instructions of Purchaser and Seller for authorization to act hereunder.

         D. Earnest Money Disputes. In the event of any dispute arising under this Agreement with respect to disposition of the Earnest Money or the entitlement of any party to the Earnest Money, Escrow Agent shall not be required to determine the resolution of any such dispute and Escrow Agent shall not be obligated to make any delivery of the Earnest Money, but in such event, Escrow Agent may hold the Earnest Money until receipt by Escrow Agent of an authorization in writing signed by both Seller and Purchaser directing the disposition of same. In the absence of such authorization, Escrow Agent may hold the Earnest Money until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or if proceedings for such determination are not commenced and diligently continued to a resolution of such dispute, Escrow Agent may, but is not required to, bring an appropriate action or proceeding for leave to deposit the Earnest Money in any court of competent jurisdiction in the state of Georgia, as Escrow Agent shall elect, pending such determination and to submit resolution of such dispute to a court of competent jurisdiction by action of interpleader. Escrow Agent shall not be responsible for any acts or omissions unless same constitute willful misconduct or negligence, and upon delivery of the Earnest Money in accordance with the terms of this Agreement, Escrow Agent shall have no further obligations or liabilities to the parties hereunder or in connection herewith in Escrow Agent's capacity as escrow agent, except for any obligations or liabilities arising from Escrow Agent's negligence or willful misconduct. In the event Escrow Agent places the Earnest Money in the registry of a court as aforesaid, and files an action of interpleader, Escrow Agent shall be released and relieved from any and all further obligations and liabilities to the parties hereunder or in connection herewith in Escrow Agent's capacity as escrow agent, except for any obligations or liabilities arising from Escrow Agent's negligence or willful misconduct.





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3.       CLOSING.

         The closing or settlement of the purchase and sale of each of the Facilities contemplated by this Agreement shall be held in accordance with the provisions of this Paragraph 3. The parties hereby acknowledge that, to facilitate an orderly transfer of the Facilities from Seller to Purchaser in light of the financing and governmental approval contingencies as hereinafter set forth, it may be desirable to schedule multiple closings whereby closings will be held with respect to one (1) or more (but less than all) of the Facilities during the period commencing after the date of this Agreement and ending January 30, 2000. Each closing for such Facility shall be held at the offices of Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree St., N.E., Atlanta, Georgia 30303 or such other location as Purchaser shall specify upon not less than five (5) days advance notice to Seller. Each closing of one
(1) or more Facilities contemplated hereby shall be referred to herein as a "Facility Closing" and the date of any such Facility Closing shall be referred to herein as the "Facility Closing Date." Notwithstanding anything contained herein to the contrary, and provided in all respects that there is complete satisfaction of the conditions precedent contained in Paragraph 12 hereof, Purchaser shall be obligated to consummate the Facility Closings for Facilities having aggregate Facility Purchase Prices of at least Thirty Million and No/100 Dollars ($30,000,000.00) on or before December 30, 1999 (the "Tranche A Closing"), with the Facility Closings for the remaining Facilities to be consummated on or before January 30, 2000 (the "Tranche B Closing"). Purchaser shall deliver notice to Seller on or before December 22, 1999 tentatively identifying the Facilities to be closed on or before December 30, 1999 (the "Tranche A Facilities") (subject to complete satisfaction of the conditions set forth in Paragraph 12) and provided that the Tranche A Closing actually occurs, the remaining Facilities shall be closed (subject to the complete satisfaction of the conditions set forth in Paragraph 12) on or before January 30, 2000 (the "Tranche B Facilities"). Identification of Facilities as Tranche A Facilities and Tranche B Facilities shall represent Purchaser's reasonable commercial judgment of those Facilities that Purchaser reasonably believes are capable of satisfaction of all conditions to closing on December 30, 1999 without prejudice to the right of Purchaser at any time prior to December 30, 1999 to (i) substitute Tranche B Facilities for Tranche A Facilities if Purchaser in Purchaser's reasonable commercial judgment determines such substitution is more likely to result in the Facility Closing for such Facility on December 30, 1999 or (ii) thereafter elect to redesignate any such Tranche A Facility as a Tranche B Facility. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to sell any additional Facilities to Purchaser pursuant to the terms of this Agreement if Purchaser fails to consummate the purchase of Facilities having aggregate Facility Purchase Prices of at least Thirty Million and No/100 Dollars ($30,000,000.00), on or before December 30, 1999 for any reason (including without limitation the nonfulfillment of any condition in Paragraph 12 hereof) other than Seller's default hereunder.





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         A. Delivery; Possession. At the Facility Closing for any Facility,
Seller shall deliver to Purchaser the items required of Seller as elsewhere set forth herein and Purchaser shall deliver to Seller the Facility Purchase Price, subject to the prorations and adjustments as provided in Paragraph 5, and the items required of Purchaser as elsewhere set forth herein. Seller shall deliver possession of the applicable Facility to Purchaser at the time of such Facility Closing subject only to the applicable Permitted Title Exceptions (as hereinafter defined).

         B. Transfer Taxes. Purchaser shall pay any and all city, county or state conveyance or transfer taxes, state stamp or documentary taxes and surtax stamps due upon the transfer of any Facility or the deed evidencing same (including recording costs).

         C. Seller's Closing Costs. Seller shall pay the costs (including recording costs) of any cure of title defects required of Seller hereunder and the fees and expenses of Seller's own attorneys.

         D. Purchaser's Closing Costs. Purchaser shall pay the cost of the title examinations, the premium for the Title Policies (as hereinafter defined), the costs of any surveys of the Real Property obtained by Purchaser, the costs of any other investigations, studies and appraisals conducted by Purchaser, and the fees and expenses of Purchaser's own attorneys.

         E. Other Costs. All other closing costs shall be paid by the party incurring same.

4.       TITLE.

         At each Facility Closing, Seller shall convey and transfer to Purchaser title to the applicable Facility which shall be free and clear of, and shall not be subject to any of the following matters arising by, through or under Seller (but not arising by, through or under the Alterra Lessees, which shall be deemed to be Permitted Title Exceptions hereunder): any mechanics', materialmen's or similar liens, pledges, mortgages, deeds of trust, security deeds, security agreements, liens, judgments, conditional sales contracts, UCC's, encumbrances, ground rents, past due taxes or assessments (other than those that the Alterra Lessees are responsible for under the Existing Leases), fines, levies or other encumbrances of a monetary nature or capable of being released upon payment of a specified amount (herein collectively referred to as "Monetary Encumbrances") or leases, tenancies, parties in possession, covenants, conditions, restrictions, right-of-ways, easements, encroachments or any other agreements, contracts, rights, acts or other matters of any nature affecting the title thereto, except for the Permitted Title Exceptions or arising by, through or under the Alterra Lessees. Purchaser shall at its option obtain through Chicago Title Insurance Company ("Title Company") an owner's policy of title insurance (the "Title Policy").

         A. Examination of Title. Purchaser shall have until (i) December 28, 1999 with respect to the Tranche A Facilities and (ii) January 21, 2000 with respect to the Tranche B Facilities to examine title to each of the Facilities and to obtain Surveys (as hereinafter





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defined) and to notify Seller in writing of any defects in title which may be revealed by Purchaser's examination (which defects may include any matters revealed by the Surveys), including Monetary Encumbrances and any title defects that are non-monetary in nature ("Non-Monetary Defects") (provided, however, that Purchaser shall not object to matters or defects, other than Monetary Encumbrances, to the extent such matters or defects were specified as exceptions on any proforma marked leasehold title insurance policies delivered to the Alterra Lessees in connection with the inception of the Existing Leases, which matters or defects shall be deemed to be Permitted Title Exceptions hereunder). Within one (1) day after Seller's receipt of Purchaser's notice with respect to any Facility, Seller shall give notice to Purchaser either refusing to cure the applicable Non-Monetary Defects or setting forth Seller's intent to cure such Non-Monetary Defects and stating in detail how Seller will accomplish same. Failure of Seller to timely give such notice shall be deemed to be a refusal by Seller to cure any such Non-Monetary Defects. Upon the later of receipt of Seller's notice or expiration of the one (1) day period, then Purchaser may, at any time on or prior to December 30, 1999 with respect to the Tranche A Facilities or January 25, 2000 with respect to the Tranche B Facilities, by notice to Seller, (i) elect to terminate Purchaser's obligation to purchase such Facility pursuant to this Agreement, whereupon the Earnest Money with respect to such Facility shall be promptly refunded to Purchaser, this Agreement shall be null and void with respect to such Facility and neither party shall have any further rights, duties or obligations hereunder with respect to such Facility but which termination shall not release or relieve either party hereunder with respect to the remainder of the Facilities for which no such termination notice was given or (ii) accept title to such Facility subject to the Non-Monetary Defects that Seller has not undertaken to cure, in which event such Non-Monetary Defects, together with all title exceptions and matters appearing on the Title Commitment with respect to such Facility to which Purchaser did not object, will be deemed Permitted Title Exceptions hereunder. If Purchaser elects option (ii) as to any Facility and at the applicable Facility Closing Seller fails to cure the applicable Non-Monetary Defects in the manner Seller has undertaken to so cure in its notice to Purchaser to the satisfaction of Purchaser, Purchaser will again have the options set forth in (i) and (ii) above as its sole and exclusive remedy; provided, however, in the event Seller was unable to effect such cure after exercise of reasonable efforts, Seller may by notice extend the Facility Closing Date for such Facility for an additional ninety (90) days to enable Seller to attempt to effect such cure, in which event if Seller is unable to cure Purchaser will once again have the options set forth in (i) and (ii) above as its sole and exclusive remedy and provided further, however, the Facility Purchase Price applicable to any Facility for which Seller has so extended shall be deducted from the $30,000,000.00 aggregate Facility Purchase Prices required to be consummated by Purchaser by December 30, 1999 pursuant to Paragraph 3. Seller agrees not to further voluntarily alter or encumber in any way title to any Facility after the date of this Agreement. In the event that Purchaser fails to timely notify Seller of title defects as to any Facility, then such failure to notify Seller shall constitute a waiver of Purchaser's right to object to any Non-Monetary Defects with respect to any Facility but shall not be a waiver of Seller's absolute obligation hereunder to cure Monetary Defects, nor a waiver of Purchaser's right to object to matters that arise subsequent to such date. Purchaser shall have the right to re-examine and update title to any Facility and update the applicable Survey through and including the applicable Facility Closing Date and in the event any such examination or







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update reveals any new matters first arising or appearing of record subsequent to Purchaser's first examination of title, then (i) if such new matters were voluntarily imposed by Seller, Seller shall be in default hereunder and the provisions of Paragraph 17 shall apply or (ii) if such new matters were not voluntarily imposed by Seller, then Purchaser shall have the right to object to same and will again have the options set forth in (i) and (ii) above as its sole and exclusive remedy.

         B. Survey Matters. Purchaser may obtain a current as-built plat of survey ("Survey") of the Land for each Facility. Each Survey shall be prepared for and certified by a registered land surveyor licensed as such in the state in which the Facility is located. Purchaser's and Seller's rights and obligations with regard to title defects revealed by Surveys shall be those indicated in Paragraph 4.A. above. Purchaser agrees to request that the Title Company and any surveyors provide copies of all title commitments, title exceptions and surveys directly to Seller and in the event the Title Company or surveyors fail to do so Purchaser shall provide same promptly to Seller upon request.

5.       PRORATIONS AND CREDITS AT CLOSING.

         Inasmuch as the Alterra Lessees are responsible for payments of all costs and expenses associated with the Facilities pursuant to the Existing Leases, Seller and Purchaser agree that there shall be no prorations or credits at the applicable Facility Closings for matters customarily prorated at closings of improved real property, including without limitation real estate taxes and assessments, prepaid monthly rent paid by Residents, security deposits or custodial accounts with respect to Residents, utility expenses or deposits, service contract payments, personal property taxes, payroll or accrued benefits or other similar items. Notwithstanding the foregoing, however, in the event that on the applicable Facility Closing Date, there has been any rent prepaid under the Existing Leases by the Alterra Lessees, Purchaser shall receive a credit for such amount against the applicable Facility Purchase Price. In addition, all Deposits shall be refunded by Seller to Purchaser with respect to any Facility on its respective Facility Closing Date and all original letters of credit posted in connection with the Existing Leases related to such Facility shall be delivered by Seller to Purchaser. With respect to any Additional Rent (as defined in the Existing Leases), the obligation of the Alterra Lessees to pay Additional Rent, if any, shall survive the applicable Facility Closing Date and be determined in accordance with the terms of the Existing Leases.

6.       CONFIDENTIALITY.

         Purchaser agrees that all nonpublic documents and information provided to Purchaser by Seller and/or their advisors, affiliates and agents regarding the Facilities (excluding, however, such information already in possession of Purchaser, the Alterra Lessees and/or their advisors, affiliates and agents) (the "Confidential Information") shall remain confidential and neither Purchaser nor its advisors, affiliates or agents shall disclose the Confidential Information to any person, unless required by law, other than Purchaser's advisors, affiliates and agents for the purposes of consummating the transactions contemplated herein, all of whom shall be bound by this confidentiality provision. Purchaser






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will be responsible for any breach of the provisions of this Paragraph 6 by any of its advisors, affiliates or agents that have received the Confidential Information. In the event that Purchaser or anyone to whom Purchaser has transmitted such Confidential Information are requested to or become legally compelled to disclose any of such Confidential Information, Purchaser will provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Paragraph. In the event that such protective order or other remedy is not obtained, or Seller waives compliance with the provisions of this Paragraph, Purchaser will furnish only that portion of the Confidential Information which is legally required and will exercise reasonable commercial efforts to obtain reliable assurance that confidential treatment will be accorded such disclosed Confidential Information. The provisions of this Paragraph 6 shall survive the Facility Closings or any earlier termination of this Agreement and shall not reduce any liability of any affiliate of Purchaser that may exist under any preexisting confidentiality or similar agreement.

7.       CONVEYANCES AND DELIVERIES AT EACH FACILITY CLOSING.

         A. Deed; Affidavit. At each Facility Closing, Seller shall convey the Land comprising a part of such Facility, together with any easements appurtenant thereto and any Improvements thereon, to Purchaser using the form of deed used in the jurisdiction in which the Facility is located that limits the warranties of title therein contained to matters arising by, through or under the grantor thereunder (the "Limited Warranty Deed"), subject only to the Permitted Title Exceptions and using a legal description based upon the Survey and approved by Title Company. The Limited Warranty Deed shall be accompanied by a completed and executed transfer tax affidavit or similar instrument in the prescribed form and if permissible under applicable law Purchaser agrees to execute same. Seller shall also execute and deliver an owner's affidavit limited to Seller's knowledge and relating only to matters arising by, through or under Seller in the form prescribed by Title Company and reasonably acceptable to Seller to enable Title Company to endorse over or delete the exceptions from the Title Policy related to Seller for mechanics', materialmen's and other similar liens, rights of parties in possession under unrecorded leases (other than the applicable Residents at a Facility), and the other standard exceptions.

         B. Bill of Sale. At each Facility Closing, Seller shall also convey Seller's interest, if any, in the Personal Property comprising a part of such Facility to Purchaser by Limited Warranty Bill of Sale, which Bill of Sale shall contain only such warranties and representations as are necessary to ensure to Purchaser that Seller's title to the Personal Property, if any, is free and clear of any encumbrances or interests of others arising by, through or under Seller. Seller shall also deliver properly endorsed certificates of title to any motor vehicles to be conveyed pursuant hereto, if any, and releases of any UCC Financing Statements related to the Facilities.

         C. Assignment of Residency Agreements and Leases. At each Facility Closing, Seller shall quitclaim to Purchaser Seller's interest, if any, in and to the Residency Agreements. At Purchaser's option, Seller shall either assign the Existing Leases by a duly executed assignment of leases to Purchaser or shall execute a termination agreement with respect to the Existing Leases and in such event Purchaser shall be obligated to cause the Alterra Lessees to execute same. Purchaser and Seller acknowledge that it may be necessary to leave some of the Existing Leases in effect in order to effect an orderly transition without violation of state licensure statutes and that as a result thereof it may be necessary for the licenses to continue to be held in the name of the Alterra Lessees until the next occurring licensure renewal. In the event that Purchaser elects to accept an assignment of Existing Leases rather than to terminate same, then Purchaser shall indemnify Seller with respect to the obligations of the Lessor under the Existing Leases arising after the applicable Facility Closing Date and Purchaser shall cause the Alterra Lessees to likewise so indemnify Seller.

         D. Assignment of Operating Interests. At each Facility Closing, Seller shall quitclaim to Purchaser Seller's interest, if any, in the Operating Interests comprising a part of such Facility.

         E. Notices of Conveyance. On or before each Facility Closing Date (or earlier if Purchaser and Seller shall so agree), Seller and Purchaser shall send any other written notice and make any necessary filing as may be required under applicable law with respect to the sale of the Facility or a transfer of ownership of such Facility.

         F. Section 1445 Certificate; Form 8594. At each Facility Closing, Seller shall also execute and deliver to Purchaser a certificate and affidavit with respect to Section 1445 of the Internal Revenue Code stating that Seller is not a foreign person as defined in said Section 1445 and applicable regulations thereunder. At such Facility Closing, Seller and Purchaser shall execute an agreement to timely file IRS Form 8594 with the Internal Revenue Service reflecting the agreed upon allocation of the Facility Purchase Price as provided in Paragraph 2.B.

         G. Closing Statement. At each Facility Closing, Seller and Purchaser shall execute and deliver a Closing Statement which shall, among other items, set forth the applicable Facility Purchase Price, all credits against such Facility Purchase Price, the amounts of all prorations and other adjustments to such Facility Purchase Price and all disbursements made at such Facility Closing and which shall recite that the provisions of this Agreement shall survive such Facility Closing in the manner expressly set forth herein.

         H. Reaffirmation of Representations and Warranties. At each Facility Closing, both Seller and Purchaser shall reaffirm in writing that all representations and warranties made by each of them, respectively, with respect to such Facility are true, correct and complete as of such Facility Closing Date.

         I. Release of Monetary Encumbrances; Amendment to Meditrust Documents. At each Facility Closing, Seller shall cause all Monetary Encumbrances encumbering such Facility to be paid and satisfied in full and released of record and Seller and Purchaser and the Alterra Lessees shall execute and deliver such documents and instruments as necessary or appropriate (i) to cause such Facilities to be released from all security interests granted in connection with the Existing Leases as security therefor and (ii) to modify and amend all documents and instruments between Seller, Seller's affiliates and Purchaser and the Alterra Lessees with respect to the remainder of the portfolio of assisted living facilities leased to the Alterra Lessees by Seller and Seller's affiliates (the Facilities and the remainder of such portfolio are hereinafter collectively the "Alterra-Meditrust Pool") to release therefrom as collateral the Facilities (provided such releases shall expressly exclude any obligations which by their terms survive termination).

         J. Acknowledgement of Survival. At each Facility Closing, Seller, the applicable Alterra Lessees and Purchaser shall execute and deliver an agreement acknowledging that certain provisions of the Facility Leases relating to such Facility and of other documents and instruments executed in connection with the Alterra-Meditrust Pool survive any termination of the Facility Lease, notwithstanding the release of such Facility as collateral for the obligations of the Alterra Lessees and the guarantor with respect to the Alterra-Meditrust Pool.

         K. Other Conveyances and Instruments. At each Facility Closing, Seller shall also execute and deliver to Purchaser a conveyance or assignment of any portion of the Facility sold hereunder for which the conveyance or assignment is not otherwise provided in this Paragraph 7.

8.       SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         Each entity comprising Seller represents, warrants and covenants to and with Purchaser that, as to such Seller entity, as applicable, and as to each Facility shown as owned by each entity on Exhibit B, as follows:

         A. Title to Real Property and Personal Property. The Seller entity identified on Exhibit A for each Facility is the owner of title to the Real Property and the Improvements comprising a portion of such Facility and is the holder of the interest of the landlord under the applicable Existing Lease for such Facility free and clear of all encumbrances arising by, through or under such Seller entity except for the Permitted Title Exceptions and except for liens and encumbrances that will be paid by Seller at the applicable Facility Closing.

         B. Existing Leases. The Existing Leases are in full force and effect as of the execution of this Agreement.

         C. [INTENTIONALLY DELETED].

         D. No Other Leases. There are no leases or other agreements relating to use or occupancy of the Facilities arising by, through or under Seller, except for the Existing Leases.

         E. Service Contracts; Other Contracts. As of the applicable Facility Closing Date, there will be no Service Contracts or other management, real estate, leasing, rental commission, service, maintenance, employment, union or other contracts of any kind or description in existence relating to the applicable Facility and which arise by, through or under Seller, except for the Permitted Title Exceptions and the Existing Leases (in the event Purchaser elects not to terminate the Existing Leases).

         F. [INTENTIONALLY DELETED].

         G. Litigation and Other Proceedings. To Seller's knowledge there are no judgments entered or unsatisfied against Seller which have attached or could attach to the Facilities or title thereto. To Seller's knowledge there is no litigation, claim or proceeding pending or threatened against or relating to Seller's ownership or title to any Facility, nor does Seller know of any basis for any such action. To Seller's knowledge there is no governmental investigation relative to Seller (i) which relates to any Facility or Seller's ownership or title to any Facility or (ii) which could have a material adverse effect on the Facilities, Seller's ownership thereof or Seller's ability to perform hereunder, nor does Seller know of any basis for any such action. Seller is not in the hands of a receiver nor has Seller filed for protection under any bankruptcy or insolvency statute nor has an order for a receivership, stay, or other similar relief under any bankruptcy or insolvency statute been entered with respect to Seller.

         H. Compliance of Property With Zoning and Other Laws. Seller has not received any written notification from any governmental or public authority that any Facility violates any existing fire, health, building, handicapped persons, environmental, sanitation, use and occupancy or zoning laws or that any work is required to be done upon or in connection with any Facility or that any modifications or alterations now or in the future will need to be made to maintain the licensure category of any Facility. No written notice or warning from any governmental authority with respect to any failure or alleged failure of Seller to comply with any law, regulation or order has been received by Seller, nor to Seller's knowledge is any such notice or warning threatened except as already disclosed to one or more of the Alterra Lessees.

         I. Environmental Matters. Except for matters arising by, through or under the Alterra Lessees or medical waste or cleaning solvents, Seller has not used, nor knowingly allowed the use of any Facility for the generating, handling, treatment, storage, disposal or release of any hazardous substance, hazardous waste, petroleum or petroleum products, asbestos, lead-based paint, contaminant, pollutant or other words of similar import (hereinafter collectively referred to as "Hazardous Substances") referred to or defined as such under any applicable local, state or federal law or regulation regulating the discharge of solid, liquid or gaseous waste into the environment or the placement of structures or materials into any waters (surface or subsurface) or otherwise regulating or appertaining to matters affecting the environment (hereinafter collectively referred to as "Environmental Laws"). Seller has received no notice and there are no claims, actions, suits, proceedings or investigations known to Seller, pending or threatened, related to Hazardous Substances with respect to the ownership, use, condition, or operation of any of the Facility, in any court or before or by any federal, state or other governmental or quasi-governmental agency or authority or private arbitration tribunal except as previously disclosed to one or more of the Alterra Lessees (hereinafter collectively referred to as "Environmental Litigation").

         J. [INTENTIONALLY DELETED].

         K. Pending Condemnation Proceedings. Seller has received no written notice of, and to Seller's knowledge there is no pending condemnation or eminent domain proceedings which would affect any Facility, or any part thereof or access thereto.

         L. Disclosure. No statement, warranty or representation by Seller contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made in light of the circumstances under which such statements are made not misleading.

         M. Authority. Each Seller entity is duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or organization, and each has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Each Seller entity has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by such Seller entity (i) has been duly and validly authorized by all necessary action on the part of such Seller entity, (ii) does not conflict with or result in a violation of such Seller entity's articles of incorporation, bylaws, partnership agreement, operating agreement or other governing instruments, or any judgment, order or decree of any court or arbiter in any proceeding to which such Seller entity is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which such Seller entity is bound or to which it is a party. This Agreement is the valid and legally binding obligation of each Seller entity enforceable in accordance with its terms.

         All of the foregoing representations, warranties and covenants of each Seller shall be reaffirmed by such Seller in writing at each Facility Closing as true, correct and complete as of the Facility Closing Date and such representations, warranties and covenants shall survive the Facility Closing for the period set forth in Paragraph 18. From and after the date of this Agreement, Seller will not take any action, or fail to take any action or suffer or permit any third party (other than Purchaser or its affiliates or those acting on behalf of Purchaser or its affiliates) to take or fail to take any action, which would result in a breach of any warranty, representation or covenant contained in this Paragraph 8 or which would impair or impede Seller's ability to reaffirm such representations, warranties and covenants as true, correct and complete as of the Facility Closing Date.

         Except for Seller's representations and warranties contained in this Agreement and in any other documents or instruments executed or delivered in connection with any Facility Closings (including without limitation any representations or warranties contained in any modification or amendment of the documents or instruments with respect to the removal of the Facilities from the remainder of the Alterra-Meditrust Pool), Purchaser is acquiring the Facilities "AS IS" and "WHERE IS", without express or implied warranty of any kind or nature from Seller or anyone acting by, through or under Seller. Purchaser specifically acknowledges that affiliates of Purchaser have been the lessees and operators of the Facilities since the inception of the Existing Leases (and in some instances, prior thereto) and as a result thereof Purchaser, through such affiliates, is fully familiar with the Facilities and the operation thereof.

9.       PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         Purchaser, as of the date of the execution of this Agreement by Purchaser, represents and warrants to Seller as follows:

         A. Organization, Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power to execute and deliver this Agreement and perform all its obligations hereunder. Purchaser has the full power and authority to enter into and perform this Agreement and the execution, delivery and performance of this Agreement by Purchaser (i) has been duly and validly authorized by all necessary action on the part of Purchaser, (ii) does not conflict with or result in a violation of Purchaser's Articles of Incorporation or Bylaws, each as amended, or any judgment, order or decree of any court or arbiter in any proceeding to which Purchaser is a party, and (iii) does not conflict with or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Purchaser is bound or to which it is a party. This Agreement is the valid and legally binding obligation of Purchaser enforceable in accordance with its terms.

         B. No Bankruptcy. Purchaser is not in the hands of a receiver nor has Purchaser filed for protection under any bankruptcy or insolvency statute nor has an order for a receivership, stay or other similar relief under any bankruptcy or insolvency statute been entered with respect to Purchaser.

         C. Purchaser's Investigation. Except with respect to the representations and warranties of Seller set forth in this Agreement or in any other documents or instruments executed or delivered in connection with any Facility Closings (including without limitation any representations or warranties contained in any modification or amendment of the documents or instruments with respect to the removal of the Facilities from the remainder of the Alterra-Meditrust Pool), Purchaser has and will makes its own inquiry and investigation into, and based thereon will form an independent judgment concerning, the Facilities and the operation thereof and, except with respect to the aforedescribed representations and warranties Purchaser will not rely on Seller for any facts or information with respect thereto.

         D. Hart-Scott-Rodino. The value of assets being acquired in connection with the Facilities, collectively, that are not exempt from the requirements of the Hart-Scott-Rodino Act pursuant to 16 C.F.R. ss. 802.2 does not equal or exceed $15,000,000 in the aggregate.

         All of the foregoing representations, warranties and covenants of Purchaser shall be reaffirmed by Purchaser in writing at each Facility Closing as true, correct and complete as of the Facility Closing Date and such representations, warranties and covenants shall survive the Facility Closing for the period set forth in Paragraph 18. From and after the date of this Agreement, Purchaser will not take any action, or fail to take any action or suffer or permit any third party (other than Seller or its affiliates or those acting on behalf of Seller or its affiliates) to take or fail to take any action, which would result in a breach of any warranty, representation or covenant contained in this Paragraph 9 or which would impair or impede Purchaser's ability to reaffirm such representations, warranties and covenants as true, correct and complete as of the Facility Closing Date.

10.      PRE-CLOSING COVENANTS.

         Purchaser and Seller covenant and agree that between the date hereof and the last to occur of the Facility Closing Dates:

         A. [INTENTIONALLY DELETED].

         B. New Leases. After the date of this Agreement, Seller shall not enter into any new leases with respect to the Facilities without in each case the prior written consent of Purchaser.

         C. New Service Contracts. After the date of this Agreement, Seller shall not enter into any new Service Contracts with respect to the Facilities.

         D. Notice of Revision of Representations Due to Discovery of New Facts. Seller and Purchaser shall notify the other promptly if Seller or Purchaser become aware of any fact, transaction, event or occurrence which could make any of the warranties, representations and covenants of Seller or Purchaser under this Agreement not true with the same force and effect as if made on or as of the date hereof.

         E. Personal Property Inventory. Seller shall not remove any of the Personal Property from any Facility during the term of this Agreement.

         F. Transfer of Permits. To the extent required under applicable law, Seller shall execute all applications and instruments required in connection with the transfer of Permits to the extent transferable, in order to transfer the benefits of each such Permits to Purchaser and, if requested by Purchaser, to reasonably cooperate (at Purchaser's expense) with Purchaser's efforts to have all Permits required for the operation of the Facility issued to and in the name of Purchaser on or prior to the applicable Facility Closing Date, except that Seller makes no representation or warranty with respect to the necessity for any approvals, consents or filings referred to in this subparagraph F.

         G. Notices and Consents At Purchaser's expense Purchaser and Seller will (and will cause any of its affiliates to) give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies required in connection with consummating the sale of the Facilities pursuant hereto.

11.      PURCHASER'S INSPECTION OF PROPERTY.

         A. Access. Subject to the rights of Residents and subject to the rights of the Alterra Lessees, Purchaser shall, at all reasonable times prior to the applicable Facility Closing Date, have the privilege of visiting and inspecting each Facility with its agents, representatives and contractually retained independent contractors as needed to inspect, examine, test, appraise and survey such Facility, including, but not limited to, investigations of the zoning status and physical status thereof and verification of all information made or to be made available to Purchaser with respect to such Facility. In addition, Purchaser shall have the right to obtain such letters, certificates or statements from appropriate governmental officials or other experts concerning zoning and other matters related to the Facilities. This privilege shall include the right to make surveys, examinations, appraisals and other tests to obtain any relevant information necessary to determine subsurface and topographic conditions, including, but not limited to, Hazardous Substances studies, soil tests, asbestos analysis and structural review, all of which tests, studies and reviews shall be performed at Purchaser's sole cost and expense. In addition, Purchaser shall have the right to inspect all other matters required to be delivered by Seller to Purchaser hereunder. In consideration of Purchaser's right to inspect the Facilities as described in this Paragraph 11.A, Purchaser shall, and does hereby agree to repair any damage to any Facility resulting therefrom and to indemnify, defend and hold Seller harmless from any losses, costs or expenses (including reasonable attorneys fees) arising out of the negligent exercise of such privileges by Purchaser (including any rights or claims of materialmen or mechanics to liens on the Facilities, but excepting acts resulting from the gross negligence or willful conduct of Seller or Seller's agents, principals, employees, representatives, affiliates or others whose presence is suffered or permitted by Seller other than Residents or the Alterra Lessees), which indemnity, defense and hold harmless agreement shall survive any termination of this Agreement.

         B. Termination Election. In the event that any of Purchaser's inspections, examinations, tests or surveys of any Facility reveal any condition or fact (or raises substantial uncertainty with respect to the existence of any such condition or fact) which, results in Purchaser's determination that the Facilities or any one of them, are unsuitable for Purchaser's purposes in Purchaser's sole and absolute discretion, then Purchaser shall give notice to Seller thereof on or before (i) December 28, 1999 with respect to the Tranche A Facilities and (ii) January 25, 2000 with respect to the Tranche B Facilities (the "Review Period") electing to terminate this Agreement with respect to such Facility, whereupon such Facility or Facilities shall be deemed to be deleted from the Facilities to be sold pursuant hereto, this Agreement shall be terminated as to those (and only those) Facilities and Purchaser and Seller shall have no further rights, duties or obligations hereunder with respect to such Facilities. Failure of Purchaser to give notice of a termination election pursuant to this Paragraph 11.B. prior to the expiration of the Review Period shall constitute a waiver of

Purchaser's right to terminate this Agreement with respect to any Facilities not so terminated pursuant to this Paragraph 11.B.

12.      CONDITIONS TO EACH FACILITY CLOSING.

         A.       [INTENTIONALLY DELETED].

         B. Conditions to Purchaser's Obligation to Close. The obligation of Purchaser to purchase each Facility hereunder is subject to the following additional conditions, any or all of which may be waived by Purchaser to the extent permitted by applicable law:

                  (i) Accuracy of Representations (and the facts recited therein); No Default by Seller. All the warranties, representations and covenants of Seller contained in this Agreement with respect to such Facility or the Seller entities owning such Facility shall be true in all material respects on the applicable Facility Closing Date with the same effect as if they had been made on such Facility Closing Date and shall be reaffirmed by Seller in writing at the Facility Closing, and Seller shall have performed all covenants and obligations to have been performed and satisfied by Seller with respect to such Facility prior to the Facility Closing Date.

                  (ii) Licensing. Purchaser shall have received all necessary permits, licenses, approvals, accreditations and certificates from all applicable federal, state and local governmental authorities or agencies or others having jurisdiction in order to (a) permit Purchaser or its designee to operate the Facility and (b) permit the transfer of the Facility from Seller to Purchaser except for such permits, licenses, approvals, accreditations or certificates which, if not received by Purchaser, would not materially and adversely affect Purchaser's ability to operate the Facility.

                  (iii) Financing. Purchaser shall have obtained financing on commercially reasonable terms to enable Purchaser to finance Purchaser's acquisition of the Facilities, which contingency shall not be deemed satisfied until the lender shall be satisfied with respect to such lender's due diligence inquiries regarding the Facilities. Purchaser agrees that the foregoing condition precedent shall be deemed to be satisfied in the event that Purchaser has obtained financing at an initial interest rate not to exceed nine percent (9%) per annum in an initial principal amount of not less than Fifty-Five Million and No/100 Dollars ($55,000,000.00), which loan will be secured by first priority mortgages or deeds of trust with respect to the Facilities. Purchaser shall apply for such loan within ten (10) days from and after the date hereof and use Purchaser's reasonable commercial efforts to obtain such loan.

                  (iv) Termination Election. Purchaser shall not have given notice to Seller of Purchaser's election to terminate this Agreement with respect to such Facility pursuant to any express right to do so hereunder.

         C. Conditions to Seller's Obligation to Close. The obligation of Seller to sell each Facility hereunder is subject to the following additional condition, which may be waived by Seller to the extent permitted by applicable law:

                  (i) Accuracy of Representations (and facts recited herein); No Default by Purchaser. All of the warranties, representations and covenants of Purchaser contained in this Agreement shall be true in all material respects on the applicable Facility Closing Date with the same effect as if they had been made on such Facility Closing Date and shall be reaffirmed by Purchaser in writing at the Facility Closing, and Purchaser shall have performed all covenants and obligations to have been performed and satisfied by Purchaser prior to the Facility Closing Date.

         D. Result of Failure to Satisfy Conditions. In the event that any condition hereunder shall not be satisfied on or before December 30, 1999 with respect to the Tranche A Facilities or January 30, 2000 with respect to the Tranche B Facilities, then Purchaser (if such failed condition is set forth in subparagraph B above) or Seller (if such failed condition is set forth in subparagraph C above) may upon notice to the other party terminate this Agreement with respect to any Facility for which such condition was not satisfied, whereupon this Agreement shall be null and void with respect to such Facility or Facilities, all Earnest Money allocable to such Facility or Facilities shall be refunded immediately to Purchaser and neither party shall have any further rights, duties or obligations hereunder with respect to such Facility or Facilities but which termination shall not release or relieve either party hereunder with respect to the remainder of the Facilities for which no such termination notice was given.

13.      STANDSTILL.

         From and after the date hereof, and provided that the Tranche A Closing and the Tranche B Closing are consummated on or before the dates and as herein provided, Seller agrees that Seller will not offer, solicit or obtain any offer for the Facilities or for the additional Facilities identified on Exhibit "F" (the "Additional Facilities") from any person or entity other than Purchaser, nor shall Seller enter into negotiations with any person or entity with respect to the Facilities or the Additional Facilities other than Purchaser for the period through and including March 31, 2000. Notwithstanding the foregoing, the obligations of Seller pursuant to this Paragraph 13 shall remain in full force and effect through March 31, 2000 in the even that the Tranche A or the Tranche B Closings do not occur as a result of the default of the Sellers, or any of them, hereunder. The provisions of this Paragraph 13 shall survive any Closing hereunder.

14.      NOTICES.

         All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Purchaser under this Agreement shall be properly given if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) nationally recognized overnight delivery service for next business day delivery (such as Express Mail, Federal Express or Airborne Express), or (d) facsimile or telecopier, provided a confirming copy thereof is thereafter also sent via the methods described in
(a)-(c), above, with all postage and delivery charges paid by the sender and addressed to Purchaser or Seller, as applicable, as follows. Such notices delivered (a) by hand shall be deemed received upon actual delivery, (b) by overnight delivery service shall be deemed received on the business day following the date of deposit with such overnight service, (c) by mail shall be deemed received upon the earlier of actual receipt or two (2) business days after mailing, and (d) by facsimile or telecopier shall be deemed received upon the date the sender receives verbal or electronic confirmation of such transmission, without regard to when the confirming copy is sent or delivered. Said notice addresses are as follows:

IF TO SELLER:

c/o Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA  02494-9127
Attn:  Michael S. Benjamin, Sr. V. P. & Gen. Counsel
Telecopier: (781) 433-1290
Telephone:  (781) 433-6000

with a copy to:

Hutchins, Wheeler & Dittmar, P.C.
101 Federal Street
Boston, MA  02110
Attn:  Jack Fainberg
Telecopier: (617) 951-1295
Telephone:  (617) 951-6600

IF TO PURCHASER:

Alterra Healthcare Corporation
450 N. Sunnyslope Road, Suite 300
Brookfield, Wisconsin 53005
Attn:  William F. Lasky
Telecopier: (414) 789-6677
Telephone:  (414) 641-7401
with a copy to:

Rogers & Hardin LLP
2700 International Tower
Peachtree Center
229 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  Miriam J. Dent
Telecopier: (404) 525-2224
Telephone:  (404) 420-4608

IF TO TITLE COMPANY:

Chicago Title Insurance Company
5775-C Peachtree Dunwoody Rd.
Suite 200
Atlanta, GA 30342
Attention:  Mr. Christopher J. Valentine
Telephone:  (404) 303-6300
Facsimile:  (404) 303-6307

Either party may change its address for notices hereunder upon not less than five (5) days notice to the other, and either party's counsel may give notice on behalf of their respective clients. Inability to give notices due to incorrect address or due to failure of a party to give notice of a change of address, refusal to accept notices, and inability to transmit notices due to mechanical or other difficulties on the recipient's end (including without limitation a malfunctioning facsimile machine) shall be deemed to be effective notice hereunder.

15.      CASUALTY AND CONDEMNATION.

         A. Casualty. In the event that prior to the applicable Facility Closing Date any of the Improvements of the applicable Facility are damaged or destroyed by fire or other casualty to any extent then Purchaser shall have the right to elect not to purchase such Facility so damaged or destroyed (a "Paragraph 15.A. Election") by written notice to Seller within ten (10) days after such fire or other casualty, and thereafter the Earnest Money applicable to such Facility shall be immediately paid over to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder with respect to such Facility except pursuant to the Existing Leases therefor and to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Purchaser does not make a
Section 15.A. Election with respect to a Facility, Purchaser shall be obligated to close the purchase and sale contemplated by this Agreement as scheduled without adjustment of the applicable Facility Purchase Price and Seller shall assign to Purchaser at such Facility Closing all of Seller's interests in any insurance proceeds payable under any insurance policies on account of such damage or destruction or pay to Purchaser all such insurance proceeds previously paid, and any obligation to repair or restore shall be governed by the terms of the applicable Existing Lease. The applicable Facility Closing Date shall be extended, if necessary, for ten (10) days to permit Purchaser to make Purchaser's election as set forth above.

         B. Condemnation. In the event that prior to any Facility Closing Date there shall be instituted against any portion of the applicable Facility any proceeding in condemnation, eminent domain or any written request for a conveyance in lieu thereof, or limiting or restricting access thereto or should Seller receive notice that such proceedings are threatened or have been commenced against such Facility (hereinafter collectively referred to as "Condemnation Proceedings"), then if Seller shall have notice thereof Seller shall give Purchaser immediate notice thereof and Purchaser shall have the right to elect not to purchase such Facility (a "Paragraph 15.B. Election") by written notice to Seller within ten (10) days after Purchaser obtains knowledge (through Seller or otherwise) of such Condemnation Proceedings, and thereafter the Earnest Money applicable to such Facility shall be immediately paid over to Purchaser and neither party hereto shall have any further rights, obligations or liabilities hereunder with respect to such Facility except pursuant to the Existing Lease and except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. In the event that Purchaser shall not make a Section 15.B. Election with respect to an Facility, Purchaser shall be obligated to close the purchase and sale contemplated hereby less the portion of such Facility so taken or subject to said Condemnation Proceedings without adjustment of the applicable Facility Purchase Price and Seller shall assign or pay to Purchaser at the applicable Facility Closing all of Seller's right, title and interest in any award payable on account of such Condemnation Proceedings or pay to Purchaser all such awards previously paid and any obligation to repair or restore shall be governed by the terms of the applicable Existing Lease. The Closing Date shall be extended, if necessary, for ten (10) days to permit Purchaser to make Purchaser's election as set forth above.

16.      BROKERS.

         Each party hereto represents and warrants to the other that it has not employed any broker, finder or other person or entity who might, by reason thereof, have any claim for payment of any brokerage commission, finder's fee or other similar compensation from any other party hereto. Seller and Purchaser further represent and warrant that they each shall be responsible for payment of any broker or finder employed (expressly or impliedly) by them, respectively. Seller and Purchaser shall and do hereby indemnify and defend the other against and hold the other harmless of and from all claims, demands and liabilities for any breach of the foregoing representations and warranties, including without limitation, for any commission, fee or other compensation payable to or claimed by any broker or finder employed (express or implied) by it or with whom it made an agreement (express or implied) to pay a broker's commission, a finder's fee or other compensation. The provisions of this Paragraph 16 shall survive any closings hereunder.

17.      DEFAULT.

         A. By Purchaser. In the event that Purchaser defaults in the observance or performance of its covenants and obligations hereunder after written notice by Seller to Purchaser of such default and Purchaser's failure to cure such default within two (2) Business Days after receipt of such notice, Seller shall be entitled to terminate this Agreement with respect to any Facility for which a Facility Closing has not yet occurred and to which such default relates by written notice to Purchaser of such termination and shall also be entitled, as its sole and exclusive remedy hereunder, to receive payment from Escrow Agent of any Earnest Money relating to such Facility then being held by Escrow Agent and not previously disbursed at any prior Facility Closing hereof as full liquidated damages for such default of Purchaser. The parties hereby acknowledge the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Purchaser's default and that the aforesaid payments are intended not as a penalty, but as full liquidated damages and that such amounts constitutes a good faith estimate of the potential damages arising therefrom. Seller's right to so terminate this Agreement and to receive aforesaid payment as full liquidated damages is Seller's sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives, relinquishes, releases and covenants not to pursue any and all other rights and remedies, including, but not limited to (i) any right to sue Purchaser for specific performance of this Agreement, (ii) any right to sue Purchaser for damages or to prove that Seller's actual damages exceed the amounts agreed upon herein as full liquidated damages, and (iii) any other right or remedy which Seller may otherwise have against Purchaser, either hereunder, at law, in equity or otherwise.

         B. By Seller. In the event that Seller defaults in the observance or performance of its covenants and obligations hereunder after written notice by Purchaser to Seller of such default and Seller's failure to cure such default within two (2) Business Days after receipt of such notice, Purchaser shall be entitled to pursue any and all rights or remedies available at law, in equity or otherwise, including without limitation an action for specific performance or an action for damages resulting from such breach, including without limitation an action to recover all costs and expenses incurred by Purchaser in pursuing such damages, including attorneys' fees and expenses; provided, however, an action for damages shall be limited to actual damages and shall not include special, consequential or punitive or other damages.

C. Lease Obligations Not Affected. It is Purchaser's and Seller's intent that their respective obligations pursuant to this Agreement be separate and distinct from the obligations of Seller and the obligations of Purchaser and Purchaser's respective affiliates with respect to the Existing Leases and with respect to the remainder of the Alterra-Meditrust Pool. Accordingly the parties acknowledge that any defaults hereunder shall be subject to remedy only pursuant the provisions of this Paragraph 17 and there shall be no rights of offset or cross defaults under or pursuant to the Existing Leases or any other documents or instruments executed in connection with the Existing Leases or the remainder of Alterra-Meditrust Pool, nor shall anything contained herein reduce, eliminate or impair the obligations of the Sellers or the Alterra Lessees under the Existing Leases or the obligations of the Sellers or the Alterra Lessees or Purchaser under any guaranty or other document or instrument executed in connection with the Existing Leases or the remainder of the Alterra-Meditrust Pool.

18.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         A. Survival of Representations and Warranties. The provisions of Paragraph 20 and 21, the other paragraphs of this Agreement that expressly provide they will survive and all representations and warranties contained herein and in any certificate delivered at any Facility Closing shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by any party hereto and shall survive each Facility Closing for a period of one (1) year after the date of the respective Facility Closing hereunder.

19.      GENERAL PROVISIONS.

         A. Agreement Binding; Assignment. This Agreement shall be binding upon each party hereto and such party's successors and assigns and shall inure to the benefit of each party hereto and such party's successors and assigns. As used herein, all references to "Seller" shall mean individually each entity constituting a Seller hereunder and collectively all such entities, all of which shall be jointly and severally liable for the performance of all obligations of Seller hereunder. Any reference herein to any "Seller entity" (or words of similar import) are not intended to be in limitation of the foregoing definition but are included for clarity purposes only. Purchaser may assign this Agreement and Purchaser's rights hereunder without the prior written consent of Seller to any person or entity.

         B. Entire Agreement. This Agreement and all the exhibits referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding pertaining to any of the matters connected with this transaction shall be effective for any purpose. Except as may be otherwise provided herein, the agreements embodied herein may not be amended except by an agreement in writing signed by the parties hereto.

         C. Execution Necessary. This Agreement shall not be binding upon Seller or Purchaser until fully executed and delivered by representatives of Seller or Purchaser, as the case may be, and no action taken by Seller's or Purchaser's representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by Seller or Purchaser, as the case may be, and delivered to the other party hereto.

         D. Time is of the Essence. Time is of the essence of the transaction contemplated by this Agreement.

         E. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         F. Interpretation; Date of Agreement. The titles, captions and Paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be jointly and severally liable hereunder, even though the defined term for such party is used in the singular in this Agreement and in each instance in which a defined term for such party is used in the singular it shall mean, collectively, all persons and entities, jointly and severally, and each person or entity constituting a portion thereof, severably. If any time period under this Agreement ends on a day other than a Business Day (as hereinafter defined), then the time period shall be extended until the next business day. The term "Business Day" shall mean Monday through Friday excluding holidays recognized by the state government of the States of Massachusetts and Wisconsin. All references in this Agreement to "the date of this Agreement" shall be deemed to refer to the date set forth in the first Paragraph hereof, which date evidences the effective date of the agreement of the parties as to the terms and conditions set forth herein, regardless of the date when this Agreement was actually executed by both parties. All references in this Agreement to the words "herein", "hereunder", "hereof" or words of similar import shall be deemed to refer to the entirety of this Agreement unless the reference by its terms specifies only a specific portion of this Agreement. Wherever used in this Agreement the phrase "by, through or under Seller" or "by, through or under grantor" shall specifically exclude any actions or omissions by Purchaser and/or the Alterra Lessees.

         G. Waiver. Purchaser or Seller, as the case may be, reserves the right to waive, in whole or in part, any provision hereof which is for the benefit of the party so waiving, including without limitation any condition precedent under Paragraph 12 hereof.

         H. Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature and in separate counterparts, each of which shall be deemed an original and all of which, taken as a whole, shall be deemed to be one (1) original. This Agreement shall be deemed fully executed when each party whose signature is required has signed at least one (1) counterpart even though no one
(1) counterpart contains the signatures of all of the parties to this Agreement.

         I. Non-Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Purchaser of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

         J. Rights Cumulative. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, unless expressly provided to the contrary herein, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         K. Exhibits. The exhibits referred to in and attached to this Agreement are incorporated herein in full by reference.

         L. Attorneys' Fees. If there is any legal action, arbitration or proceeding between Seller and Purchaser arising from or based on this Agreement or the interpretation or enforcement of any provisions hereof, then the unsuccessful party to such action, arbitration or proceeding shall pay to the prevailing party all reasonable costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in such action, arbitration or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, arbitration, proceeding or appeal, then such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

20.  WAIVER OF PRIOR  POST-CLOSING  OBLIGATIONS;  DISBURSEMENT  OF  POST-CLOSING
     FUNDS.

     Purchaser and Seller acknowledge that there are several open post-closing obligations that exist with respect to the following facilities within the Alterra-Meditrust Pool: Clare Bridge of Charleston, South Carolina, Clare Bridge of Charlotte, North Carolina, Clare Bridge of Columbia, South Carolina, Wynnwood of Charlotte, North Carolina, Wynnwood of Greensboro, North Carolina, Wynnwood of Lansing, Michigan (the "Prior Post-Closing Obligations"). Purchaser and Seller further acknowledge that Seller has been holding the sum of approximately Three Million Eight Hundred Thousand and No/100 Dollars ($3,800,000.00) (the "Post-Closing Funds"), which represents approximately $3,500,000 in principal and the remainder of which constitutes accrued interest to date, with respect to the Prior Post-Closing Obligations in an interest bearing account. With respect to the Post-Closing Funds and the Prior Post-Closing Obligations, Seller, on its own behalf and on behalf of any additional affiliates of Seller who constitute the remaining landlords, lessors or holders of any "Encumbrances", including without limitation any "Fee Mortgagees" (as such terms are defined in the various facility lease agreements that exist with respect to the remainder of the Alterra-Meditrust Pool) holding any interest in the facilities to which the Prior Post-Closing Obligations apply (Seller and all such affiliates being hereinafter collectively called the "Waiving Parties") agree to comply with the provisions of this Paragraph 20. The Waiving Parties hereby agree that provided that the Waiving Parties receive the certificates of occupancy for the facilities identified above, simultaneously with the consummation of the Tranche A Closing the Waiving Parties will collectively (i) waive any further duty or obligation of the Alterra Lessees, Purchaser and any affiliate thereof to cure or comply with any of the Prior Post-Closing Obligations and (ii) release the Post-Closing Funds to Purchaser simultaneously with the consummation of the Tranche A Closing.

21.  MODIFICATION OF REMAINDER OF ALTERRA-MEDITRUST POOL DOCUMENTS.

     Simultaneously with the Tranche A Closing hereunder, Seller, the Alterra Lessees and any applicable Waiving Parties shall execute and enter into amendments to the facility lease agreements and related documents (including without limitation in the Agreement Regarding Related Lease Transaction, as amended) in effect for the entire remainder of the Alterra-Meditrust Pool to reduce the Rent Coverage Ratio so that the applicable ratio that must be satisfied as to the entire remaining Alterra-Meditrust Pool (excluding any Facilities previously conveyed to Purchaser hereunder or to any affiliate of Purchaser prior hereof) shall be as follows on the following applicable dates:

          As of 12/31/00 - 1.0
          As of 12/31/01 - 1.1
          As of 12/31/02 - 1.2

          IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute and deliver this Agreement as of the day and year first above written.

                                       SELLER:

                                       MEDITRUST ACQUISITION
                                       COMPANY LLC, a Delaware limited
                                       liability company


                                       By:   s/s Michael S. Benjamin
                                             -----------------------
                                       Name: Michael S. Benjamin
                                       Its:  Senior Vice President


                                      NEW MEDITRUST COMPANY LLC, a
                                      Delaware limited liability company

                                      By:    s/s Michael S. Benjamin
                                             -----------------------
                                      Name:  Michael S. Benjamin
                                      Its:   Senior Vice President


                                      T and F PROPERTIES, LP, a Delaware
                                      limited partnership


                                      By:    s/s Michael S. Benjamin
                                             -----------------------
                                      Name:  Michael S. Benjamin
                                      Its:   Senior Vice President

                                      PURCHASER:

                                      ALTERRA HEALTHCARE
                                      CORPORATION, a Delaware corporation


                                      By:    /s/ Mark W. Ohlendorf
                                             ---------------------
                                      Name:  Mark W. Ohlendorf
                                      Its:   Senior Vice President

EXHIBIT A      List of Facilities.

EXHIBIT B      Existing leases, facility names and dates and deposits.

EXHIBIT C      Legal Descriptions (labeled by Facility name).

EXHIBIT D      Service Contracts - NONE.

EXHIBIT E      Purchase Price and Earnest Money, allocated by Facility.

EXHIBIT F      Additional Facilities